Exhibit 99.1

Contact:
David W. Froesel, Jr.
Executive Vice President,
Chief Financial Officer and Treasurer
 (502) 627-7950

PHARMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

Company Achieved Record Adjusted Earnings Per Share, Cash Flows from Operating Activities and Adjusted EBITDA in 2013

Specialty Infusion and Oncology Businesses Expected to Generate Annual Revenues of Approximately $400 Million by 2016

Reaffirms 2014 Revenues and Adjusted Earnings Guidance and Provides Adjusted EBITDA Guidance

LOUISVILLE, Kentucky (February 28, 2014) – PharMerica Corporation (NYSE: PMC), a national provider of institutional, specialty home infusion, hospital and oncology pharmacy services, today reported its financial results for the fourth quarter and full year ended December 31, 2013.

Fourth Quarter 2013 Highlights (Comparisons to Fourth Quarter 2012)
•	Adjusted diluted earnings per share of $0.44, an increase of 22%
•	Cash flows from operating activities of $3.7 million
•	Adjusted EBITDA of $30.6 million, an increase of 6%
•	Generic dispensing rate increased to industry-leading 83.7%
•	Strategic investment in Onco360 to expand PharMerica’s presence in the rapidly growing oncology market
•	Partnership with Innovatix to advance PharMerica’s position in the home infusion and specialty market

Full Year 2013 Highlights (Comparisons to Full Year 2012)
•	Record adjusted diluted earnings per share of $1.83, an increase of 30%
•	Record cash flows from operating activities of $155.7 million, an increase of 82%
•	Record adjusted EBITDA of $132.8 million, an increase of 19%

Greg Weishar, PharMerica Corporation’s Chief Executive Officer, said, “2013 was a record year for PharMerica. Our results underscore continued progress in core operations, profitability and cash flows. We are making great progress in the long-term care business, diversifying revenues and enhancing shareholder value.

“During the fourth quarter, excluding previously disclosed bed losses, we achieved net sales growth which we anticipate will continue throughout 2014.  We continue to enhance our industry leading position in generic dispensing, and we are making solid progress in deploying innovative products and services that save clients money.  Further, in 2014 we intend to advantageously deploy cash flow from operating activities to support ongoing strategic purchasing initiatives.  Collectively, we anticipate all these efforts will position the Company for 2015 and beyond.

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PMC Reports Results for the Fourth Quarter and Year Ended 2013

February 28, 2014

“We also made very good progress in diversifying the business into higher growth pharmacy segments.   With the acquisition of Amerita in the specialty home infusion market and Onco360 in the oncology space, we are poised to drive diversified revenues. We believe we can organically grow annual revenues in the specialty infusion and oncology businesses to approximately $400 million by 2016.

“We enter 2014 with positive momentum, and we remain focused on positioning PharMerica to grow and compete aggressively for market share through organic growth and acquisitions. However, as we indicated in the most recent analyst’s call, we expect 2014 will be a transitional year for the Company.  We remain confident that 2015 financial results will be in line with or better than the Company’s 2013 financial results, and we expect this growth trend will continue over the long-term.”

Full Year 2014 Financial Guidance

PharMerica today reaffirmed the following full year 2014 guidance metrics:
•	Revenue in the range of $1.67 billion to $1.72 billion
•	Adjusted diluted earnings per share in the range of $1.35 to $1.50

The Company also today provided adjusted EBITDA guidance. For the full year 2014, PharMerica expects:
•	Adjusted EBITDA in the range of $115.0 million to $123.0 million

The Company notes that its 2014 guidance does not include the effect of any potential 2014 acquisitions. PharMerica is targeting acquisitions that generate at least $100 million of annualized sales, in the aggregate, in each of 2014 and 2015.

The results for the fourth quarter and full year 2013 are set forth below:

➢	Key Comparisons of Fourth Quarters Ended December 31, 2013 and 2012:

•	Revenues for the fourth quarter of 2013 were $450.5 million compared with $433.2 million for the fourth quarter of 2012. Revenue was adversely affected by approximately $3.0 million of adjustments associated with customer and third party payor settlements. Excluding the $3 million, revenue would have been $453.5 million for the three months ended December 31, 2013, an increase of 4.7%. Revenue increased primarily as a result of the acquisition of Amerita in December 2012 and the fourth quarter 2013 acquisitions; however, these increases were partially offset by reductions in prescription volumes.

•	Gross profit for the fourth quarter of 2013 was $81.1 million compared with $75.6 million in the fourth quarter of 2012; however, gross profit was adversely impacted by .5% as a percent of revenue related to the revenue adjustments discussed above, without which gross profit would have been $84.1 million, an increase of 11.2%. After consideration of these adjustments, gross margin expanded 100 basis points to 18.5% in the fourth quarter of 2013 compared with 17.5% in the fourth quarter of 2012.

•	Selling, general and administrative expenses were $57.6 million or 12.8% of revenues for the three months ended December 31, 2013 compared to $52.9 million or 12.2% of revenues for the three months ended December 31, 2012. Selling, general and administrative expenses increased as a result of the Amerita acquisition in December 2012 as well as an increase in bad debt expense associated with customer settlements.

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PMC Reports Results for the Fourth Quarter and Year Ended 2013

February 28, 2014
•	Adjusted EBITDA for the fourth quarter of 2013 was $30.6 million compared with $28.9 million in the fourth quarter of 2012, however, Adjusted EBITDA was adversely impacted by the revenue adjustments discussed above. After consideration of these adjustments, Adjusted EBITDA margin would have been 7.4% for the three months ended December 31, 2013 compared to 6.7% for the three months ended December 31, 2012.

•	Net income for the fourth quarter of 2013 was $4.4 million, or $0.15 diluted earnings per share, compared with $3.7 million, or $0.12 diluted earnings per share, for the same period in 2012. Adjusted diluted earnings per share was $0.44 in 2013 compared with $0.36 in 2012, an increase of 22.2%. The fourth quarter of 2013 benefited from a $1.3 million non-taxable gain or $0.04 diluted earnings per share related to a bargain purchase gain on an acquisition.

•	Cash flows provided by operating activities for the fourth quarter of 2013 was $3.7 million compared with cash flows used in operating activities of $17.5 million in the fourth quarter of 2012. Cash flows improved as a result of an overall improvement in working capital.

➢	Key Comparisons of Years Ended December 31, 2013 and 2012:

•	Revenues for the year ended December 31, 2013 were $1,757.9 million compared with $1,832.6 million for 2012. However, 2013 revenues were adversely impacted by $2.9 million related to California Medicaid and fourth quarter adjustments of approximately $3.0 million associated with customer and third party settlements. Revenues decreased as a result of a reduction in prescriptions dispensed partially offset by the December 2012 acquisition of Amerita.

•	Gross profit for the year ended December 31, 2013 was $327.2 million compared with $300.2 million for the year ended December 31, 2012. Gross profit for the year ended December 31, 2013 was adversely impacted .3% as a percent of revenue related to $2.9 million for California Medicaid and by approximately $3.0 million for the revenue adjustments described above, without which gross profit would have been $333.1 million. After consideration of these adjustments, gross profit as a percent of revenue was 18.9% for the year ended December 31, 2013 compared to 16.4% for the year ended December 31, 2012.

•	Selling, general and administrative expenses were $225.3 million or 12.8% of revenues for the year ended December 31, 2013 compared to $214.7 million or 11.7% of revenues for the year ended December 31, 2012. Selling, general and administrative expenses increased as a result of the acquisition of Amerita by $16.5 million.

•	Adjusted EBITDA for the year ended December 31, 2013 was $132.8 million compared to $111.2 million for the year ended December 31, 2012 however, Adjusted EBITDA was adversely impacted by the revenue adjustments discussed above. After consideration of these adjustments Adjusted EBITDA margin would have been 7.7% of revenue compared to 6.1% of revenue for the year ended December 31, 2012.

•	Net income for the year ended December 31, 2013 was $18.9 million, or $0.63 diluted earnings per share, compared with $22.9 million, or $0.77 diluted earnings per share for 2012. Net income for the year ended December 31, 2013 was adversely impacted by the recording of $17.0 million for litigation matters in the third quarter of 2013. Adjusted diluted earnings per share were $1.83 in 2013 compared with $1.41 in 2012, an increase of 29.8%. The fourth quarter of 2013 benefited from a $1.3 million non-taxable gain, or $0.04 adjusted diluted earnings per share, related to a bargain purchase gain on an acquisition.

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PMC Reports Results for the Fourth Quarter and Year Ended 2013

February 28, 2014

•	Cash flows provided by operating activities for the year ended December 31, 2013 were $155.7 million compared with $85.7 million in the same period of 2012, an increase of 81.7%. Cash flows improved as a result of overall improvement in working capital primarily associated with a reduction in inventory.

Conference Call
Management will hold a conference call to review the financial results for the fourth quarter and the year ended December 31, 2013, on February 28, 2014, at 10:00 a.m. Eastern Time.  To access the live webcast, visit the Investor Relations section of the Company’s website at www.pharmerica.com.  To access a telephonic replay of the call, which will be available at 2:00 P.M. Eastern Time February 28, 2014 through March 28, 2014, please dial 1-888-286-8010 (617-801-6888 if calling from outside the U.S.) and use passcode 34791236.

About PharMerica
PharMerica Corporation is a leading institutional pharmacy services company that services healthcare facilities in the United States, provides pharmacy management services to hospitals, specialty infusion services to patients outside a hospital setting, and offers the only national oncology pharmacy and care management platform in the United States.  PharMerica operates 96 institutional pharmacies, 12 specialty infusion centers and 5 specialty oncology pharmacies in 45 states.  PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, nursing centers, assisted living facilities, hospitals, individuals receiving in-home care and other long-term alternative care providers.

Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities.  Forward-looking statements include, among other matters, the information concerning the Company’s “guidance” and possible future results of operations, future potential acquisitions, the strength of the Company’s financial and operational performance during 2014 through 2016, the expected revenues from the specialty infusion and oncology businesses, the Company's plan to improve and refine its inventory management strategy, the Company's intent to advantageously deploy cash flow from operating activities associated with strategic purchasing initiatives, the impact of drug price inflation on the Company, the Company’s ability to identify and consummate future acquisitions, the Company’s ability to deliver outstanding value to its shareholders, the Company’s continued pursuit of its strategic initiatives including those focused on client retention and operating margins, the Company’s expectation for 2015 financial results to be in line with or better than the Company's 2013 financial results,  and the Company’s ability to achieve organic growth and topline revenue growth.  Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.  These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include the adequacy of our litigation-related reserves and those included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release.  Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the Fourth Quarter and Year Ended 2013

February 28, 2014

PHARMERICA CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except share and per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2012		2013		2012		2013
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$433.2	100.0%	$450.5	100.0%	$1,832.6	100.0%	$1,757.9	100.0%

Cost of goods sold	357.6	82.5	369.4	82.0	1,532.4	83.6	1,430.7	81.4

Gross profit	75.6	17.5	81.1	18.0	300.2	16.4	327.2	18.6

Selling, general and administrative expenses	52.9	12.2	57.6	12.8	214.7	11.7	225.3	12.8

Amortization expense	3.3	0.8	3.7	0.8	12.3	0.7	15.4	0.9

Merger, acquisition, integration costs and other charges	5.4	1.2	1.5	0.3	17.8	1.0	8.1	0.4

Settlement, litigation and other related charges	0.2	0.1	2.2	0.5	2.1	0.1	19.6	1.1

Restructuring and impairment charges	-	-	3.4	0.8	-	-	4.4	0.2

Hurricane Sandy disaster costs	4.5	1.0	(1.2)	(0.3)	4.5	0.3	(1.4)	-

Operating income	9.3	2.2	13.9	3.1	48.8	2.6	55.8	3.2

Interest expense, net	2.4	0.6	2.5	0.6	10.0	0.5	10.6	0.6

Income before income taxes	6.9	1.6	11.4	2.5	38.8	2.1	45.2	2.6

Provision for income taxes	3.2	0.7	7.0	1.5	15.9	0.9	26.3	1.5

Net income	$3.7	0.9%	$4.4	1.0%	$22.9	1.2%	$18.9	1.1%

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2013	2012	2013
Earnings per common share:
Basic	$0.13	$0.15	$0.78	$0.64
Diluted	$0.12	$0.15	$0.77	$0.63

Shares used in computing earnings per common share:
Basic	29,475,489	29,470,098	29,471,734	29,601,199
Diluted	29,988,342	30,163,810	29,901,896	30,075,699

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PMC Reports Results for the Fourth Quarter and Year Ended 2013

February 28, 2014

PHARMERICA CORPORATION
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	(As Adjusted)
	Dec. 31,	Dec. 31,
	2012	2013

ASSETS
Current assets:
Cash and cash equivalents	$12.3	$24.2
Accounts receivable, net	205.2	199.8
Inventory	135.7	110.3
Deferred tax assets, net	37.2	36.9
Income taxes receivable	-	1.9
Prepaids and other assets	38.8	38.6
	429.2	411.7

Equipment and leasehold improvements	158.8	179.5
Accumulated depreciation	(105.7)	(117.6)
	53.1	61.9

Goodwill	269.4	282.6
Intangible assets, net	121.9	135.9
Other	12.7	9.3
	$886.3	$901.4
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$49.7	$83.8
Salaries, wages and other compensation	35.8	34.5
Current portion of long-term debt	12.5	12.5
Income taxes payable	1.5	-
Other accrued liabilities	7.6	20.7
	107.1	151.5

Long-term debt	303.0	218.8
Other long-term liabilities	22.5	49.9
Deferred tax liabilities	11.1	18.7
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued, December 31, 2012 and December 31, 2013	-	-
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 30,943,748 and 31,954,264 shares issued as of December 31, 2012 and December 31, 2013, respectively	0.3	0.3
Capital in excess of par value	363.0	380.2
Retained earnings	91.3	110.2
Treasury stock at cost, 1,456,293 and 2,416,971 shares at December 31, 2012 and December 31, 2013, respectively	(12.0)	(28.2)
	442.6	462.5
	$886.3	$901.4

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PMC Reports Results for the Fourth Quarter and Year Ended 2013

February 28, 2014
PHARMERICA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2013	2012	2013
Cash flows provided by (used in) operating activities:
Net income	$3.7	$4.4	$22.9	$18.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4.7	4.8	18.6	19.3
Amortization	3.3	3.7	12.3	15.4
Impairment charge	-	0.1	-	0.1
Merger, acquisition, integration costs and other charges	(0.9)	-	1.3	-
Hurricane Sandy disaster costs	1.5	-	1.5	0.2
Stock-based compensation and deferred compensation	1.5	2.3	7.1	8.7
Amortization of deferred financing fees	0.3	0.7	1.0	2.3
Deferred income taxes	(1.1)	5.6	2.8	12.0
Loss on disposition of equipment	0.2	0.3	0.1	0.6
Gain on acquisition	-	(1.3)	-	(1.3)
Other	0.1	(0.2)	0.2	(0.1)
Change in operating assets and liabilities:
Accounts receivable, net	13.5	1.7	35.8	16.5
Inventory	(37.4)	(32.7)	(4.7)	32.7
Prepaids and other assets	(1.4)	(1.1)	(1.3)	(1.4)
Accounts payable	1.5	13.3	(9.3)	17.1
Salaries, wages and other compensation	0.4	3.0	(3.4)	(4.2)
Income taxes payable	(4.1)	(1.3)	1.1	-
Excess tax benefit from stock-based compensation	-	-	-	(0.4)
Other accrued liabilities	(3.3)	0.4	(0.3)	19.3
Net cash (used in) provided by operating activities	(17.5)	3.7	85.7	155.7

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(7.3)	(6.4)	(20.8)	(27.3)
Acquisitions, net of cash acquired	(84.0)	(21.9)	(84.8)	(26.5)
Cash proceeds from the sale of assets	-	-	0.3	0.1
Net cash used in investing activities	(91.3)	(28.3)	(105.3)	(53.7)

Cash flows provided by (used in) financing activities:
Net activity of long-term revolving credit facility	71.7	-	21.7	(71.7)
Repayments of long-term debt	-	(3.1)	(6.3)	(12.5)
Repayments of capital lease obligations	-	-	(0.1)	-
Issuance of common stock	(0.1)	9.5	0.4	9.9
Treasury stock at cost	(0.1)	(9.9)	(1.2)	(16.2)
Excess tax benefit from stock-based compensation	0.1	(0.1)	-	0.4
Net cash (used in) provided by financing activities	71.6	(3.6)	14.5	(90.1)

Change in cash and cash equivalents	(37.2)	(28.2)	(5.1)	11.9
Cash and cash equivalents at beginning of period	49.5	52.4	17.4	12.3

Cash and cash equivalents at end of period	$12.3	$24.2	$12.3	$24.2

Supplemental information:
Cash paid for interest	$2.1	$1.8	$9.3	$8.4
Cash paid for taxes	$8.6	$6.2	$12.6	$18.1

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PMC Reports Results for the Fourth Quarter and Year Ended 2013

February 28, 2014

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2012	2013	2012	2013

Pharmacy data:
Prescriptions dispensed (in thousands)	9,546	9,280	39,212	37,731
Revenue per prescription dispensed	$45.38	$48.55	$46.74	$46.67	*
Gross profit per prescription dispensed	$7.92	$8.74	$7.66	$8.75	*

*Revenue and gross profit per prescription dispensed are calculated excluding the $2.9 million California Medicaid estimated recoupment.

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended		Year Ended
(In millions)	December 31,		December 31,
	2012	2013	2012	2013
Net income	$3.7	$4.4	$22.9	$18.9
Add:
Interest expense, net	2.4	2.5	10.0	10.6
Merger, acquisition, integration costs and other charges	5.4	1.5	17.8	8.1
Settlement, litigation and other related charges	0.2	2.2	2.1	19.6
California Medicaid estimated recoupment	-	-	-	2.9
Restructuring and impairment charges	-	3.4	-	4.4
Hurricane Sandy disaster costs	4.5	(1.2)	4.5	(1.4)
Stock-based compensation and deferred compensation	1.5	2.3	7.1	8.7
Provision for income taxes	3.2	7.0	15.9	26.3
Depreciation and amortization expense	8.0	8.5	30.9	34.7
Adjusted EBITDA	$28.9	$30.6	$111.2	$132.8
Adjusted EBITDA margin	6.7%	6.8%	6.1%	7.5	%*

*Calculation of Adjusted EBITDA margin excludes the $2.9 million California Medicaid estimated recoupment.

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended		Year Ended
(In whole numbers)	December 31,		December 31,
	2012	2013	2012	2013

Diluted earnings per share	$0.12	$0.15	$0.77	$0.63
Add:
Diluted earnings per share impact of:
Merger, acquisition, integration costs and other charges	0.08	0.03	0.36	0.17
Settlement, litigation and other related charges	0.03	0.05	0.04	0.62
California Medicaid estimated recoupment	-	-	-	0.06
Restructuring and impairment charges	-	0.08	-	0.09
Hurricane Sandy disaster costs	0.09	(0.03)	0.09	(0.03)
Stock-based compensation and deferred compensation	0.03	0.05	0.14	0.18
Impact of discrete items on tax provision	0.01	0.11	0.01	0.11
Adjusted diluted earnings per share	$0.36	$0.44	$1.41	$1.83

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PMC Reports Results for the Fourth Quarter and Year Ended 2013

February 28, 2014

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
TO NET CASH FLOWS FROM OPERATING ACTIVITIES

	Three Months Ended		Year Ended
(In millions)	December 31,		December 31,
	2012	2013	2012	2013
Adjusted EBITDA	$28.9	$30.6	$111.2	$132.8
Interest expense, net	(2.4)	(2.5)	(10.0)	(10.6)
Merger, acquisition, integration costs and other charges	(6.5)	(1.5)	(16.5)	(8.1)
Provision for bad debt	5.5	6.8	25.2	22.5
Amortization of deferred financing fees	0.3	0.7	1.0	2.3
Loss on disposition of equipment	0.2	0.3	0.1	0.6
Gain on acquisition	-	(1.3)	-	(1.3)
Provision for income taxes	(3.2)	(7.0)	(15.9)	(26.3)
Deferred income taxes	(1.1)	5.6	2.8	12.0
Changes in federal and state income tax payable	(4.1)	(1.3)	1.1	-
Excess tax benefit from stock-based compensation	-	-	-	(0.4)
Changes in assets and liabilities	(35.2)	(26.5)	(13.5)	32.2
Other	0.1	(0.2)	0.2	-
Net Cash Flows Provided by (Used in) Operating Activities	$(17.5)	$3.7	$85.7	$155.7

Use of Non-GAAP Measures
PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. For the calculation of the Adjusted EBITDA Margin for the year ended December 31, 2013 we adjusted the revenue amount for the contractual amount associated with the California Medicaid estimated recoupment, which we recorded in the third quarter of 2013.  PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  In addition, Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with the Corporation’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as these unaudited reconciliation tables.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income and cash flows from operations are significant components of the accompanying consolidated statements of income and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, the California Medicaid estimated recoupment, restructuring and impairment charges, Hurricane Sandy disaster costs, stock-based and deferred compensation and the impact of discrete items on the tax provision, as an indicator of its core operating results.  The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period.  PharMerica believes the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, the California Medicaid estimated recoupment, restructuring and impairment charges, Hurricane Sandy disaster costs, stock-based and deferred compensation and the impact of discrete items on the tax provision, do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP.  The impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, the California Medicaid estimated recoupment, restructuring and impairment charges, Hurricane Sandy disaster costs, stock-based and deferred compensation and the impact of discrete items on the tax provision, excluded from the diluted earnings per share are significant components of the accompanying unaudited condensed consolidated statements of operations and must be considered in performing a comprehensive assessment of overall financial performance.

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